Exhibit 99.2

Financial Results Third Quarter 2013

Forward-Looking Statements This presentation contains “forward-looking statements” concerning First BanCorp’s (the “Corporation”) future economic performance. The words or phrases “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “expect,” “anticipate,” “look forward,” “should,” “believes” and similar expressions are meant to identify “forward-looking statements” within the meaning of Section 27A of the Private Securities Litigation Reform Act of 1995, and are subject to the safe harbor created by such section. The Corporation wishes to caution readers not to place undue reliance on any such “forward-looking statements,” which speak only as of the date made, and to advise readers that various factors, including, but not limited to, uncertainty about whether the Corporation and FirstBank Puerto Rico (“FirstBank” or “the Bank”)  will be able to fully comply with the written agreement dated June 3, 2010 that the Corporation entered into with the Federal Reserve Bank of New York (the “FED”) and the order dated June 2, 2010 (the “Order”)that FirstBank  entered into with the FDIC and the Office of the Commissioner of Financial Institutions of Puerto Rico that, among other things, require FirstBank to maintain certain capital levels and reduce its special mention, classified, delinquent and non-performing assets; the risk of being subject to possible additional regulatory actions; uncertainty as to the availability of certain funding sources, such as retail brokered CDs; the Corporation’s reliance on brokered CDs and its ability to obtain, on a periodic basis, approval from the FDIC to issue brokered CDs to fund operations and provide liquidity in accordance with the terms of the Order; the risk of not being able to fulfill the Corporation’s cash obligations or resume paying dividends to the Corporation’s stockholders in the future due to the Corporation’s inability to receive approval from the FED to receive dividends from FirstBank or FirstBank’s failure to generate sufficient cash flow to make a dividend payment to the Corporation; the strength or weakness of the real estate markets and of the consumer and commercial credit sectors and their impact on the credit quality of the Corporation’s loans and other assets, including the Corporation’s construction and commercial real estate loan portfolios, which have contributed and may continue to contribute to, among other things, the high levels of non-performing assets, charge-offs and the provision expense and may subject the Corporation to further risk from loan defaults and foreclosures; adverse changes in general economic conditions in the United States and in Puerto Rico, including the interest rate scenario, market liquidity, housing absorption rates, real estate prices and disruptions in the U.S. capital markets, which may reduce interest margins, impact funding sources and affect demand for all of the Corporation’s products and services and the value of the Corporation’s assets; an adverse change in the Corporation’s ability to attract new clients and retain existing ones; a decrease in demand for the Corporation’s products and services and lower revenues and earnings because of the continued recession in Puerto Rico and the current fiscal problems and budget deficit of the Puerto Rico government; uncertainty about regulatory and legislative changes for financial services companies in Puerto Rico, the United States and the U.S. and British Virgin Islands, which could affect the Corporation’s financial performance and could cause the Corporation’s actual results for future periods to differ materially from prior results and anticipated or projected results; uncertainty about the effectiveness of the various actions undertaken to stimulate the United States economy and stabilize the United States’ financial markets, and the impact such actions may have on the Corporation’s business, financial condition and results of operations; changes in the fiscal and monetary policies and regulations of the federal government, including those determined by the Federal Reserve System, the FDIC, government-sponsored housing agencies and regulators in Puerto Rico and the U.S. and British Virgin Islands; the risk of possible failure or circumvention of controls and procedures and the risk that the Corporation’s risk management policies may not be adequate; the risk that the FDIC may further increase the deposit insurance premium and/or require special assessments to replenish its insurance fund, causing an additional increase in the Corporation’s non-interest expense; risks of not being able to recover the assets pledged to Lehman Brothers Special Financing, Inc.; the impact on the Corporation’s results of operations and financial condition associated with acquisitions and dispositions; a need to recognize additional impairments on financial instruments or goodwill relating to acquisitions; risks that downgrades in the credit ratings of the Corporation’s long-term senior debt will adversely affect the Corporation’s ability to access necessary external funds; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Corporation’s businesses, business practices and cost of operations; and general competitive factors and industry consolidation.  The Corporation does not undertake, and specifically disclaims any obligation, to update any “forward-looking statements” to reflect occurrences or unanticipated events or circumstances after the date of such statements except as required by the federal securities laws. Investors should refer to the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of such factors and certain risks and uncertainties to which the Corporation is subject.

Agenda Other Placeholder: Third Quarter 2013 Highlights: Aurelio Alemán, President & Chief Executive OfficerThird Quarter Results of Operations: Orlando Berges, Executive Vice President & Chief Financial OfficerSummaryQuestions & Answers

THIRD QUARTER 2013 Highlights

Third Quarter 2013 Highlights: Core Franchise Strong

Third Quarter 2013 Highlights: Loan Portfolio Other Placeholder: Strong origination activity at $920 million for 3Q 13:Residential mortgages originations declined due to an increase in market interest rates;Consumer loans originations were strong at $290 million;Commercial volume increased $17 million to $445 million driven by disbursements in PR and the VI and increased origination activity in FL.  ($ in millions)  Loan Originations*  Continued focus on revenue generation through growth in commercial and consumer book following recent bulk sale transactions.Focus on increasing Consumer and Residential Mortgage market share & rebuilding our Commercial portfolio.Increased focus on rebuilding commercial book in PR and FL representing a $74 million increase for the quarter.  * Originations including refinancings and draws from existing revolving and non-revolving commitments   Loan Portfolio

Other Placeholder: ($ in millions)  Core Deposits *  Total Deposit Composition  Third Quarter Highlights: Deposit Mix  * Core deposits are total deposits excluding brokered CDs.

Third Quarter Highlights: PR Government Exposure Other Placeholder: ($ in millions) Other Placeholder: Total asset exposure to the Puerto Rico Government as of September 30, 2013 was just over $395 millionIn addition, there is $199 million of indirect exposure to the Tourism Development Fund supporting hotel projects. Total Government Deposits as of September 30, 2013 were $584 million.

THIRD QUARTER 2013 Results of Operations

($ in thousands, except per share data)  Select Financial Information  3Q 2013  2Q 2013  Variance  Results of Operations: Third Quarter 2013 Financial Highlights  3Q 2012

Results of Operations: Revenue & Margin Expansion Other Placeholder: NIM expanded 16 basis points, while net interest income increased $4.0 million compared to Q2 13.NIM increased 22 basis points year-over-year.  Net interest income increased $4.0 million in the third quarter due to:A decrease of $2.5 million in total interest expense, due to a reduction in the average cost of total deposits; andA $2.2 million increase in interest income on investment securities due to reinvestment of cash into higher yielding securities.  ($ in millions)

Results of Operations: Cost of Funds Other Placeholder: Cost of total deposits, excluding brokered CDs, decreased to 0.79% from 0.81% in Q3 2013.The average rate paid on non-brokered deposits, including interest-bearing checking accounts, savings and retail CDs, declined by 3 basis points to 0.90% during the third quarter.The average cost and balance of brokered CDs decreased 23 basis during the third quarter of 2013 as the Corporation Other Placeholder:  repaid approximately $743.8 million of matured brokered CDs with an all-in cost of 1.86% and new issuances amounted to $641.8 million with an all-in cost of 0.82%Overall funding costs declined $2.5 million or 9bps to 1.19%.$797 million of brokered CDs maturing over the next six months at an average rate of 0.94%; currently, brokered CDs are being renewed at 0.82%.  Cost of Deposits

Results of Operations: Non-interest Income* Other Placeholder: Excluding the impairment of the Lehman collateral in 2Q 2013 and the equity in earnings/(losses) of unconsolidated entities (related to investment in CPG/GS) non-interest income increased $1.7 million compared to 2Q 2013, due to:$3.4 million charge in 2Q for restructured CRE loan held for sale; Offset by a $1.3 million decline in mortgage banking activities  * Non interest income excludes equity losses of unconsolidated entities and write down of collateral pledged to Lehman in Q2 2013.  ($ in millions)

Results of Operations: Operating Expenses Other Placeholder: Decrease of $7.5 million in credit related expenses.Deposit insurance premium and supervisory fees declined $1.2 million or 9% compared to 2Q.Secondary offering expenses of $1.7 million in 3Q.Credit card processing conversion expenses in 3Q of $1.7 million.Overall, expenses declined 11% in 3Q.  Focus remains on further reductions.2Q 13 includes $5 million in bulk sale related expenses.  ($ in millions)

2010  2011  2012  2013  Results of Operations: Asset Quality NPAs are down over $533 million, or 42%, compared to Q3 12.Total NPLs are also down $510 million, or 51%, since Q3 12.Commercial NPLs are being carried at 56.5% of unpaid principal balance, net of specific reserves. Other Placeholder: ($ in millions)  1 As of  September 30, 20132 Net Carrying Amount = % of unpaid principal balance net of reserves and accumulated charge-offs   Non-performing Assets

Results of Operations: Net Charge-offs & Allowance Coverage  ($ in millions)  Total net charge-offs for 3Q 2013 were $34 million, or 1.41% of average loans.The bulk loan sales completed in the first two quarters and the transfer of loans to held for sale in the first quarter added $98.0 million and $134.5 million in charge-offs in Q2 13 and Q1 13, respectively. Allowance coverage ratio of 3.04% as of September 30, 2013  Net Charge-offs  * Annualized

Results of Operations: Capital Position Total stockholders’ equity amounted to $1.2 billion as of September 30, 2013, a decrease of $1.9 million from June 30, 2013  Driven by a decrease of $18.5 million in other comprehensive income due to unrealized losses on available-for-sale securities attributable to changes in market interest rates, partially offset by  net income of $15.9 million. The capital levels continue to be strong as First BanCorp executes on its strategic plan. Capital Ratios

Executing Strategic Plan:Asset Quality:  Remains our top priority.  14th Consecutive Quarter of reductions in NPAs, down $23 million compared to prior quarter.  Inflows of nonperforming loans also declined $20 million compared to Q2 2013.Profitability:  Our NIM improved 16 basis points to 4.20% compared to Q2 through reduced funding costs.  We are keenly focused on the optimization of our expense base.  We posted a strong pre-tax pre-provision income at over $50 million.Core Deposits:  Increased $79 million this quarter while reducing reliance on brokered CDs by $102 million.Loan Originations:  We had solid loan originations this quarter at over $920 million and will continue to rebuild our C&I book while strengthening our dominant position on the island in consumer and auto lending.  We are excited for the opportunity to now take full advantage of the credit card portfolio, now that we have completed the systems conversion; and Capital Position:  Our capital position strengthened allowing us to continue to aggressively address our legacy asset issues. Our deferred tax asset valuation allowance is $520 million.

THIRD QUARTER 2013Q&A

EXHIBITS

Results of Operations: Third Quarter Key Margin Drivers Q3 vs. Q2 Change in Average Interest Earning Assets & Interest Bearing Liabilities * On a tax equivalent basis and excluding valuations

Use of Non-GAAP Financial Measures Basis of PresentationUse of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.  Tangible Common Equity Ratio and Tangible Book Value per Common Share The tangible common equity ratio and tangible book value per common share are non-GAAP measures generally used by the financial community to evaluate capital adequacy. Tangible common equity is total equity less preferred equity, goodwill, core deposit intangibles and purchased credit card relationship intangible. Tangible assets are total assets less goodwill, core deposit intangibles and purchased credit card relationship intangible. Management and many stock analysts use the tangible common equity ratio and tangible book value per common share in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase method of accounting for mergers and acquisitions. Neither tangible common equity nor tangible assets, or the related measures should be considered in isolation or as a substitute for stockholders’ equity, total assets or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Corporation calculates its tangible common equity, tangible assets and any other related measures may differ from that of other companies reporting measures with similar names.

Use of Non-GAAP Financial Measures Basis of PresentationUse of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release.  Tier 1 Common Equity to Risk-Weighted Assets Ratio The Tier 1 common equity to risk-weighted assets ratio is calculated by dividing (a) tier 1 capital less non-common elements including qualifying perpetual preferred stock and qualifying trust preferred securities by (b) risk-weighted assets, which assets are calculated in accordance with applicable bank regulatory requirements. The Tier 1 common equity ratio is not required by GAAP or on a recurring basis by applicable bank regulatory requirements. However, this ratio will be required under Basel III capital standards as proposed.  Management is currently monitoring this ratio, along with the other ratios discussed above, in evaluating the Corporation’s capital levels and believes that, at this time, the ratio may be of interest to investors.

Basis of Presentation Use of Non-GAAP Financial Measures This presentation may contain non-GAAP financial measures. Non-GAAP financial measures are set forth when management believes they will be helpful to an understanding of the Corporation’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the text or in the attached tables to the earnings release. Adjusted Pre-Tax, Pre-Provision Income One non-GAAP performance metric that management believes is useful in analyzing underlying performance trends, particularly in times of economic stress, is adjusted pre-tax, pre-provision income.  Adjusted pre-tax, pre-provision income, as defined by management, represents net (loss) income excluding income tax expense (benefit), the provision for loan and lease losses, gains on sale and OTTI of investment securities, fair value adjustments on derivatives and liabilities measured at fair value, equity in earnings or losses of unconsolidated entities as well as certain items identified as unusual, non-recurring or non-operating. From time to time, revenue and expenses are impacted by items judged by management to be outside of ordinary banking activities and/or by items that, while they may be associated with ordinary banking activities, are so unusually large that management believes that a complete analysis of its Corporation’s performance requires consideration also of results that exclude such amounts. These items result from factors originating outside the Corporation such as regulatory actions/assessments, and may result from unusual management decisions, such as the early extinguishment of debt.